Bankwell Financial Group 2Q19 Investor Presentation

Safe Harbor This presentation may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged. 2

2Q19 Performance

2Q19 Highlights • Reported Net Income of $5.6 million, or $0.71 earnings per share • The orderly resolution of the “Quarry Loans”1 progressing according to plan • Solid loan originations of $75 million; net loan growth continues to be impacted by elevated prepayments • Repurchased 34,168 of outstanding common stock at a cost of $1.0 million • The Company’s Board of Directors declared a 3Q19 dividend of $0.13 per share 1 See BWFG’s 4Q’18 Earnings Release and related Investor Presentation for “Quarry Loans” background 4

2Q19 Results • $5.6 million Net Income • 1.20% Return on Average Assets Profitability • 12.48% Return on Average Equity • $22.47 Tangible Book Value • $1.6 billion of gross loans Balance Sheet • $1.5 billion of deposits • $13 million of assets per FTE • 2Q19 dividend of $0.13 per share paid • Considered “Well Capitalized” with1 Capital • 10.75% Tier 1 Leverage • 12.40% CET1 / RWA • 13.26% Total Capital / RWA 1 Capital metrics represent Bank ratios 5

2Q Consolidated Statement of Income 1 Dollars in millions 2019 2018 QoQ Notes Total Interest Income $21.0 $19.4 $1.6 Net Interest Income Total Interest Expense $7.5 $5.5 $1.9 • Higher average earning assets along with incremental fees from Net Interest Income $13.6 $13.9 $(0.3) loan prepayments driving favorability (Credit)/Provision for Loan Losses $(0.8) $0.3 $(1.2) • Rising deposit costs offsetting Net Interest Income after Provision $14.4 $13.6 $0.8 Interest Income growth Non Interest Income $1.3 $1.1 $0.2 Provision for Loan Losses • Favorable due to improving Non Interest Expense $8.8 $8.8 $0.0 historical loss trends Pre-Tax Income $7.0 $5.9 $1.1 Non Interest Income Income Tax Expense $1.4 $1.2 $0.2 • Increased loan sales in 2019 Reported Net Income (Loss) $5.6 $4.7 $0.9 EPS $0.71 $0.60 $0.11 1 Variances are rounded based on actual whole dollar amounts 6

2Q YTD Consolidated Statement of Income 1 Dollars in millions 2019 2018 QoQ Notes Total Interest Income $42.5 $38.0 $4.5 Net Interest Income Total Interest Expense $14.7 $10.4 $4.2 • Higher average earning assets year over year along with Net Interest Income $27.9 $27.6 $0.3 incremental fees from loan prepayments driving favorability (Credit)/Provision for Loan Losses $(0.6) $0.3 $(1.0) • Rising deposit costs partially offsetting Interest Income growth Net Interest Income after Provision $28.5 $27.3 $1.2 Provision for Loan Losses Non Interest Income $2.6 $2.4 $0.2 • Favorable due to improving historical loss trends Non Interest Expense $17.7 $18.0 $(0.2) Non Interest Expense Pre-Tax Income $13.4 $11.8 $1.7 • Decrease attributable to lower marketing expenses (2018 Income Tax Expense $2.8 $2.4 $0.3 included elevated marketing Reported Net Income (Loss) $10.7 $9.3 $1.3 activity due to new branch activity) as well as a reduction in EPS $1.35 $1.19 $0.16 FDIC insurance expense 1 Variances are rounded based on actual whole dollar amounts 7

2Q Consolidated Balance Sheet 1 Dollars in millions 2Q19 4Q18 V Cash & Cash Equivalents $79 $78 $1 Investment Securities $116 $117 $(0) Loans Receivable, net $1,552 $1,587 $(35) All Other Assets $113 $92 $21 Total Assets $1,860 $1,874 $(14) Total Deposits $1,478 $1,502 $(25) FHLB Advances & Other Borrowings $175 $185 $(10) Other Liabilities $30 $12 $18 Total Liabilities $1,683 $1,699 $(17) Equity $177 $174 $3 Total Liabilities & Equity $1,860 $1,874 $(14) 1 Variances are rounded based on actual whole dollar amounts 8

Financial Performance Trends Net Income Revenue • Rising deposit costs increase $59.0 $60.2 pressure on NIM $51.8 $46.3 • 2019 NIM is benefitting from fees associated with elevated $34.7 $30.5 loan prepayments, including approximately $1.8 million in fees collected • The 2019 Efficiency Ratio is Dollars in millions $17.4 $13.8 58.0%, in part benefitting from $12.4 $10.7 $4.6 $9.0 increased revenue due to loan prepayments as well as 2014 2015 2016 2017 2018 2Q19 continued disciplined expense YTD management EPS $0.78 $1.21 $1.62 $1.78 1 $2.21 $1.35 • Non-Interest Expense as a percentage of Average Assets is Efficiency Ratio 68.7% 62.3% 56.5% 54.9% 59.2% 58.0% 1.91% NIM 3.84% 3.77% 3.54% 3.30% 3.18% 3.13% Non Interest Exp / Assets 2.94% 2.42% 2.03% 1.88% 1.93% 1.91% 1 4Q’17 EPS reduced by $0.26 due to the impact of the Tax Cut and Jobs Act passed in December 2017 along with several other smaller items; on a “core” basis, 2017 EPS is $2.03, please refer to BWFG’s 4Q’17 Earnings Release for further detail 9

Loan Pricing Trends Dollars in millions Total Loan Portfolio $1,800 4.68% 5.00% 4.64% 4.38% 4.48% $1,700 4.50% $1,605 $1,568 $1,600 $1,543 4.00% $1,500 3.50% $1,400 $1,366 3.00% $1,300 2.50% $1,200 2.00% $1,100 1.50% $1,000 1.00% 2016 2017 2018 2Q19 Gross Loan Balance Portfolio Yield • 2019 originations yields exceeded total loan portfolio yields • Bankwell committed to disciplined loan pricing 1 Weighted average yield based on active loans as of 12-31-16, 12-31-17, 12-31-18 & 6-30-19, respectively 10

Loan Trends Dollars in millions Loan Volume Prepayments $424 Quarter 2017 2018 2019 $400 $402 1Q $24 $7 $53 2Q $25 $33 $71 $321 $307 $306 $308 3Q $11 $17 4Q $29 $62 Total $89 $119 $124 $211 Avg / Qtr $22 $30 $62 $168 • Healthy 2019 originations in a $121 competitive environment • 2019 volume rebounding from challenging market in early 2018 • Elevated prepayments beginning in 4Q18 2015 2016 2017 2018 2Q19 YTD • A review of prepayments since 4Q18 Originations Fundings indicates ~75% not related to loan refinancings 11

Portfolio Metrics

Financial Snapshot Dollars in thousands, except per share data 2014 2015 2016 2017 1 2018 2Q19 YTD Total assets $1,099,531 $1,330,372 $1,628,919 $1,796,607 $1,873,665 $1,859,665 Net loans $915,981 $1,129,748 $1,343,895 $1,520,879 $1,586,775 $1,551,620 Loans to deposits 110.7% 109.1% 105.6% 110.1% 106.4% 105.7% Efficiency ratio 68.7% 62.3% 56.5% 54.9% 59.2% 58.0% Non interest expense / Avg. assets 2.94% 2.42% 2.03% 1.88% 1.93% 1.91% Net interest margin 3.84% 3.77% 3.54% 3.30% 3.18% 3.13% Total capital to risk weighted assets 13.55% 13.39% 12.85% 12.19% 12.50% 13.26% Return on average equity 5.13% 6.76% 8.94% 8.93% 10.19% 12.05% Tangible book value per share $16.35 $17.43 $18.98 $20.59 $22.06 $22.47 Net interest income $31,660 $42,788 $49,092 $54,364 $56,326 $27,868 Net income $4,568 $9,030 $12,350 $13,830 $17,433 $10,656 EPS (fully diluted) $0.78 $1.21 $1.62 $1.78 $2.21 $1.35 1 Values are based on reported earnings / performance, which were impacted primarily as a result of the Tax Cut and Jobs Act passed in December 2017 along with several other smaller items. Please refer to BWFG’s 4Q’17 Earnings Release for further detail 13

Loan Portfolio Dollars in millions $1,605 $1,800 $1,543 $1,568 $60 $1,600 $1,366 $174 $1,400 $1,148 $160 $1,200 $930 $1,000 $800 $921 $600 $400 $89 $164 $200 $0 2014 2015 2016 2017 2018 2Q19 Residential Mortgages/Consumer (CAGR -4%) Construction (CAGR 8%) Commercial Mortgage (CAGR 21%) Commercial Mortgage Owner Occupied (CAGR 5%) Commercial & Industrial (CAGR 13%) Commercial Lines of Credit (CAGR 5%) 2019 originations tempered by elevated prepayments 14

Loan Portfolio Consumer Loans / Other 0.70% Commercial Const. Residential 5.69% • Portfolio oversight 9.78% provided by team of 13 skilled credit analysts and portfolio managers, most C&I with > 20 years’ 14.89% experience • Concentration actively managed, with no single relationship representing more than 5.4% of total CRE Owner th Occupied loan volume at June 30 , 10.21% 2019 CRE Investor 58.73% 15

CRE Loan Portfolio 1 Dollars in millions Special Use Industrial 3.43% Warehouse Retail Composition $ % 9.78% Retail2 $186 58.65% Mixed Use Grocery $74 23.25% 9.34% Retail Pharmacy $30 9.49% 29.37% Gas / Auto Services $14 4.33% Restaurant $14 4.28% MultiFamily 11.75% Total Retail $317 100.00% • Average deal size is $2.2MM Residential 2.80% Office Composition $ % Other Office (primarily suburban) $224 70.99% 4.35% Office Medical $89 28.32% 29.19% Condo $2 0.68% • Property Type mix continues to show well diversified exposure Total Office $316 100.00% • Average deal size is $2.3MM • 82% of Office and 80% of Retail secured loans are recourse3 1 Includes Owner Occupied CRE, does not include Construction 2 Comprised primarily of neighborhood and convenience centers, typically characterized by: size up to 125,000 sq. ft.; convenience and service oriented 16 3 Based on dollar volume

CRE Loan Portfolio 1 Geography Distribution CRE to Risk Based Capital Ratio TX 480% GA 1.44% 471% 470% 1.56% 462% MS All Other 1.62% 440% 9.38% NC 1.70% NY 12.78% CT 71.52% 2016 2017 2018 1Q19 2Q19 • Proven track record as CRE Lender with strong risk management practices in place • Continued focus in primary market of the tri-state area • CRE Retail loans have an average LTV of 58% and an (CT/NY/NJ) but maintaining diversification by following average DSCR of 1.67x strongest customers to growth markets • No significant exposure to any one retailer and no • Of the CT-based loans, 62% are in Fairfield County2 exposure to bankrupt retailers 1 Includes Owner Occupied CRE, does not include Construction 2 Based on dollar volume 17

Deposits Dollars in millions $1,502 $1,478 $1,600 $1,398 $1,289 $1,400 $1,047 $640 $1,200 $835 $1,000 $800 $434 $600 $174 $400 $229 $200 $0 2014 2015 2016 2017 2018 2Q19 Checking Savings Money Market Time Deposits 18

Deposit Market Share Growing deposit share in very competitive markets Deposit Market Share Location 2013 2014 2015 2016 2017 2018 New Canaan 19.77% 22.71% 24.40% 29.59% 31.10% 32.44% Wilton 6.26% 6.87% 7.76% 9.85% 13.81% 15.18% Fairfield 5.95% 7.65% 6.38% 7.58% 9.18% 9.14% Norwalk not applicable 1.44% 1.97% 2.92% 3.62% Stamford 1.99% 2.84% 2.00% 1.92% 2.28% 2.50% Darien not applicable 0.31% Westport not applicable 0.05% Fairfield County 1.51% 2.00% 1.94% 2.17% 2.54% 2.69% New Haven County 0.40% 0.43% 0.45% 0.55% 0.61% 0.63% From FDIC Market Share Report as of June 30, 2018 19 Darien, Westport and 2nd Stamford locations opened June 9th, 2018

Bankwell Overview

Bankwell’s Milestones Named a “ Top 100 Best $1.9 Performing Community Bank of 2016”1 2016 2Q19 Founded third bank, 5 Year Stamford First Bank, anniversary of a division of The BWFG on Bank of New Canaan $1.1 2018 NASAQ Opened 3 new Holding Company 2010 branches in formed (BNC 2014 Fairfield Financial Group) County Founded 2007 Bankwell acquires Bankwell stock price The Bank of 2013 Quinnipiac Bank & grew 59% since May Trust Company 2 New Canaan The banks merge 2014 IPO 2002 into “Bankwell”; $0.2 Acquires The 2008 Wilton Bank Founded second Assets bank, The Bank ($B) of Fairfield 1 Bankwell was named one of the “Top 100 Best Performing Community Banks of 2016” between $1 billion and $10 billion in assets nationwide based on certain metrics for the year ended December 31, 2016 by S&P Global Market Intelligence 21 2 as of June 28th, 2019

Bankwell Profile

Company Overview

NASDAQ: BWFG

- Connecticut-based $1.9 billion bank, with focus on CRE and C&I lending
- 12 existing branches in Fairfield & New Haven Counties
- Excluding the 3 branches opened in 2018, BWFG has $162 million deposits per branch; highest in Fairfield & New Haven Counties[1]
- Our core market of Fairfield County (the Bridgeport-Stamford-Norwalk MSA) is the premier Connecticut location, highlighted by:



Existing branches (12)
Fairfield County
New Milford
Danbury
Bethel
Newtown
Redding
Ridgefield
Weston
Easton
Trumbull
Monroe
Bridgeport
Fairfield
Westport
Norwalk
Darien
Stamford
Greenwich
New Canaan
New Haven
Hamden
North Haven
Milford
Waterbury
Meriden
Wallingford

+ Most affluent MSA in the Nation in per capita personal income (PCPI)[2]
+ 4 of the top 25 wealthiest towns in the U.S.[3]
+ Headquarters of 9 Fortune 500 companies[4]
+ Home to the two largest hedge funds in the U.S.[5]

[1] Source: S&P Global Market Intelligence's *Branch Competitors & Pricing Report* as of 6/30/18, excluding global money center banks (tickers BAC, WFC, JPM, TD & C)

[2] Source: Bureau of Economic Analysis' *Metropolitan Area Table*, contained within the *Local Area Personal Income, 2017* news release 11/15/18

[3] Source: Bloomberg: *These Are the Wealthiest Towns in The U.S.*, 2/13/19

[4] Source: Fortune.com: *2019 Fortune 500*

[5] Source: Business Insider: *The 10 Biggest Hedge Funds in the U.S.*, 5/18/18

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Why Bankwell?

Growth	• Proven track record of quality loan originations • Tangible Book Value growth of 38% since 2014 IPO • Operates in premiere markets
Risk Management	• Strong credit culture; prudent, conservative credit standards • Historically low NPLs / NPAs with low charge-offs • Diverse product experience in CRE, C&I, Residential & Consumer
Performance	• Bankwell stock price grew 59% since May 2014 IPO[1] • Strong Net Income growth; quarterly dividends paid since 4Q'15 • Capital ratios put BWFG well above "well capitalized"
Management	• Performance-driven, highly experienced Management Team • Strong BOD comprised of a broad cross-section of Subject Matter Experts • ~16% "Insider Ownership" of the Bank[1,2]

Outperformed KBW Regional Banking Index by 13% since '14 IPO[1]

[1] as of June 28th, 2019
[2] Insider Ownership defined as current BWFG Board Members and Executive Management team

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Management Team

Name	Years Experience	Selected Professional Biography
Christopher Gruseke President & CEO *(since 2015)*	25+	• Founding investor of Bankwell's precursor, Bank of New Canaan, member of BoD and ALCO Committee 2009 to 2012 • 20 year Investment Banking career focused on financial institutions, securitizations and interest rate risk management • Management positions include Chief Operating Officer of Greenwich Capital Markets
Penko Ivanov EVP & CFO (*since 2016*)	25+	• CFO for Darien Rowayton Bank & Doral Bank's US Operations • Proven track record in building, improving and overseeing all areas of Finance, including Controllership, SOX, Treasury, FP&A, as well as internal and external reporting functions • Prior experience includes 8 years with GE Capital in various finance roles
Heidi S. DeWyngaert EVP & Chief Lending Officer (*since 2004*)	30+	• Previously at Webster Bank, managing the Fairfield County Commercial Real Estate group • 10 years as Vice President for CRE at First Union National Bank
Christine A. Chivily EVP & Chief Risk & Credit Officer (*since 2013*)	30+	• Previously a Risk Manager for CRE and C&I at Peoples United Bank • SVP/Senior Credit Officer at RBS Greenwich Capital Markets (11 years); Director - Northeast Region, Multifamily at Freddie Mac (5 years); Manager, Loan Servicing - Distressed Assets at M&T Bank
Laura J. Waitz EVP & Chief of Staff (*since 2017*)	30+	• Previously Senior Managing Director, Global Head of Human Resources at The Blackstone Group (9 years) • Also at Citi Alternative Investments as MD & Global Head of Compensation & at Deutsche Bank as Head of Compensation (Americas) & as Global Compensation Mgr. for Private Equity & Investment Bank

Experienced management team with a diverse, non-community banking background

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Thank You & Questions